Exhibit 10.7

SKYWORKS SOLUTIONS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
GRANTED UNDER SECOND AMENDED AND RESTATED
2015 LONG-TERM INCENTIVE PLAN
Date (the “Grant Date”): [ ]
Name (the “Participant”): [ ]
Award (the “Award”): options to purchase [        ] shares
Exercise Price (the “Exercise Price”): [____] per share
Final Exercise Date (the “Final Exercise Date”): [ ]
AGREEMENT made on the Grant Date, between Skyworks Solutions, Inc., a Delaware corporation (the “Company”), and the Participant.
For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Option.
This stock option agreement (the “Agreement”) evidences the grant by the Company on the Grant Date to the Participant of the Award. The Award represents an option to purchase, in whole or in part, shares (the “Shares”) of common stock, $0.25 par value per share, of the Company (“Common Stock”) at the Exercise Price, subject to the terms and conditions set forth in this Agreement and in the Company’s Second Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”). Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern Time, on the Final Exercise Date. The Participant agrees that the option shall be subject to the vesting provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement. If the Participant does not accept this option during the period beginning with the Grant Date and ending on the day that is two (2) business days prior to the first applicable vesting date, as set forth in Section 2, then the option will be forfeited immediately following such period and the Participant will have no further rights with respect to the option or any Shares issuable thereunder.
It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.
This option will become exercisable (“vest”) in accordance with the following vesting schedule: as to twenty-five percent (25%) of the original number of Shares on the first anniversary of the Grant Date, as to twenty-five percent (25%) of the original number of Shares on the second anniversary of the Grant Date, as to twenty-five percent (25%) of the original number of Shares on the third anniversary of the Grant Date, and as to twenty-five percent (25%) of the original number of Shares on the fourth anniversary of the Grant Date, provided the Participant continues to provide active service to the Company and/or its subsidiaries and affiliates on each vesting date. The Company shall have the sole discretion to define what constitutes providing active services for vesting purposes (including whether the Participant may still be considered to be providing services while on a leave of absence in accordance with the Company’s leave policies).
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, or by any other form of notice (including electronic notice) that has been approved by the Company, and received by the Company at its principal office or by a person designated by the Company, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)Continuous Relationship with the Company Required. Except as otherwise provided in Section 5(d), 5(e), 11(d), and 11(e) of the Plan, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
4.Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld in respect of this option.
5.Nontransferability of Option.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.
7.Miscellaneous.
(a)No Advice Regarding Grant. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. The Participant acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the option pursuant to Section 2 hereof is earned only by continuing to provide active service to the Company as an Eligible Participant at the will of the Company. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(c)Clawback Policy. By accepting this Award, the Participant acknowledges and agrees that this option is subject to the provisions of any compensation clawback or recovery policy that the Company has in effect or may adopt in the future. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant under this Award must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement.
(d)Invention Assignment. The Participant agrees that he or she will promptly disclose to the Company any invention or discovery, whether or not patentable (hereafter termed “invention” or “inventions”) that he or she makes or conceives, or first actually reduces to practice, solely or jointly with others, during the Participant’s service, and which at the time of disclosure to the Company or at the time of making or conceiving, or first actually reducing to practice (a) results from or is related to any assignments given to or assumed by the Participant, or (b) is subject to any contractual obligation of the Company to a third party, or (c) utilized the time, equipment, supplies, facilities, or trade secret information of the Company, or (d) pertains to any actual or anticipated Company work, product, research, business activity, or any logical extension thereof, and the Participant will assign and does hereby assign to the Company the Participant’s entire right, title and interest (domestic and foreign and including all rights under the International Convention for the Protection of Industrial Property) in all such inventions, subject to the requirements of law, and without further compensation or award of any kind to the Participant from the Company, or any customer.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(g)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.
(h)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.
(i)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(j)Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.
(k)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.
______________________
Liam K. Griffin
Chairman, Chief Executive Officer and President

Participant (Signature):____________________
Print Name ______________________________